UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2007

CELSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-1705

(Address of principal executive offices) (Zip Code)

(410) 290-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors of Celsion Corporation (“Celsion” or the “Company”) approved the grant of a stock option to Mr. Michael H. Tardugno, effective as of January 3, 2007, to purchase up to 430,000 shares of Common Stock at a per share exercise price equal to the closing price of the Common Stock on The American Stock Exchange on January 3, 2007. The closing price on such date was $2.42. The grant was made outside of any Company equity incentive plan or shares reserved for issuance under any such equity incentive plan and in connection with his previously disclosed appointment as, and as an inducement for him to serve as, President, Chief Executive Officer and a member of the Board of Directors of the Company. Further, the grant was made in reliance on the exemption from shareholder approval provided by Section 711(a) of the American Stock Exchange Company Guide. Pursuant to the Stock Option Agreement, the option vests in four equal, annual installments commencing January 3, 2008, subject to Mr. Tardugno remaining employed with Celsion on such vesting dates; provided, that, under certain circumstances Mr. Tardugno may be entitled to the first installment even if his employment is terminated prior to the first anniversary. A copy of the Stock Option Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms of the Stock Option Agreement is qualified in its entirety by the actual terms and conditions of that Agreement.

Item 9.01.	Financial Statements, and Exhibits.

(d)	Exhibits.

10.1	Stock Option Agreement effective January 3, 2007, between Celsion Corporation and Michael H. Tardugno.

99.1	Press Release issued by Celsion Corporation on January 3, 2007, announcing the grant of a stock option to purchase 430,000 shares of Common Stock to Mr. Michael H. Tardugno in connection with his appointment as President, Chief Executive Officer and a member of the Board of Directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Celsion Corporation

Date: January 3, 2007	By:	/s/ Anthony P. Deasey
Anthony P. Deasey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Option Agreement effective January 3, 2007 between Celsion Corporation and Michael H. Tardugno

99.1	Press Release issued by Celsion Corporation on January 3, 2007, announcing the grant of a stock option to purchase 430,000 shares of Common Stock to Mr. Michael H. Tardugno in connection with his appointment as President, Chief Executive Officer and a member of the Board of Directors.